Exhibit 15

August 5, 2014

Securities and Exchange Commission
100 F. Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated August 5, 2014 on our review of interim financial information of Unit Corporation for the three and six month periods ended June 30, 2014 and 2013 and included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2014 is incorporated by reference in its Registration Statements on Form S-3 (File No. 333-173884) and Form S-8 (File No.'s 33-19652, 33-44103, 33-49724, 33-64323, 33-53542, 333-38166, 333-39584, 333-135194, 333-137857, 333-166605 and 333-181922).

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Tulsa, Oklahoma